Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Faisal Qadir 608-278-6207

Spectrum Brands Holdings Reports Fiscal 2023 First Quarter Results

•Net Sales Decreased 5.8% driven by Lower Replenishment Orders, Slower Holiday Retail Sales, Unfavorable Foreign Currency, Offset by Positive Pricing Adjustments
•Net Loss from Continuing Operations of $40.0 Million and Adjusted EBITDA of $39.8 Million
•Focused Operating Strategy Towards Free Cash Flow Generation with $65 million in Inventory Reduction in the First Quarter including HHI Business
•The Company Expects to Collect $4.3 Billion Upon Completion of the Sale of HHI, Anticipated to Close no Later Than the End of June 2023
•Updating Fiscal 2023 Earnings Framework and Now Expect Net Sales to be Flat to Prior Year While Maintaining Low Double-Digits Adjusted EBITDA Growth Expectation
Middleton, WI, February 10, 2023 - Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the first quarter of fiscal 2023 ended January 1, 2023.

"Our financial results for the quarter demonstrate our renewed focus on profitability, financial discipline and cost management. We are pleased that our first quarter EBITDA exceeded expectations, despite continued heavy inventory levels at retail weighing on the volume of products sold during the quarter. As we anticipated, we continue to be challenged by a difficult economic environment and face lower consumer demand compared to strong COVID related demand growth a year ago. While the volume decline and unfavorable foreign exchange were the main contributors of our EBITDA decline in the quarter, EBITDA was also negatively impacted by approximately $25 million from the sales of higher cost inventory accumulated during last year. We expect the vast majority of this higher cost inventory to be shipped in the first half of the year, leading to much better profitability in the second half of our fiscal year. Our continued focus on increasing prices, simplifying our business model and reducing costs is paying off as we operate as a leaner organization with a renewed financial discipline,” said David Maura, Chairman and Chief Executive Officer of Spectrum Brands.

Continuing, Mr. Maura commented, “Our focus on cash generation yielded positive results as we reduced our inventory by another $65 million during our first quarter, including HHI. We will maintain this focus on reducing working capital and strengthening our balance sheet throughout fiscal 23 as we navigate these uncertain economic conditions. With respect to our strategic transformation, we expect to win the DOJ lawsuit, close the HHI transaction and collect $4.3 billion of cash by no later than June 2023."

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Fiscal 2023 First Quarter Highlights

	Three Month Periods Ended
(in millions, except per share and %)	January 1, 2023	January 2, 2022	Variance
Net sales	$713.3	$757.2	$(43.9)	(5.8)%
Gross profit	201.9	219.3	(17.4)	(7.9)%
Operating loss	(20.2)	(23.8)	3.6	(15.1)%
Net loss from continuing operations	(40.0)	(30.2)	(9.8)	32.5%
Diluted earnings per share from continuing operations	$(0.99)	$(0.73)	$(0.26)	35.6%
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$39.8	$49.3	$(9.5)	(19.3)%
Adjusted EPS from continuing operations	$(0.32)	$(0.06)	$(0.26)	433.3%
P
•Net sales decreased 5.8% with a decrease in organic net sales of 9.5%, excluding the impact of $39.6 million of unfavorable foreign exchange rates and acquisition sales of $67.8 million. Net sales declined due to lower replenishment orders from retailers' focus on inventory reduction and slower holiday POS offset by annualization of pricing actions taken during the prior year and new price increases in the EMEA region during the first quarter.
•Gross profit and gross profit margin declined from the reduction in sales, unfavorable mix and sales of higher cost inventory accumulated in the prior year.
•Operating loss decreased from lower distribution costs, fixed cost reduction efforts initiated in the prior year, plus reduced spend on restructuring, optimization and strategic transaction initiatives offsetting the decline in gross profit.
•Net loss increase and diluted earnings per share decrease were primarily driven by the increase in interest costs offsetting the decrease in operating loss.
•Adjusted EBITDA decreased 19.3% and adjusted EBITDA margin decreased 90 basis points attributable to the decrease in volume and unfavorable impact of foreign exchange.
•Adjusted diluted EPS decreased to a loss of $0.32 per share due to lower Adjusted EBITDA.
Fiscal 2023 First Quarter Segment Level Data
Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	January 1, 2023	January 2, 2022	Variance
Net sales	$364.4	$379.7	$(15.3)		(4.0)%
Operating (loss) income	(4.3)	20.4	(24.7)		n/m
Operating (loss) income margin	(1.2%)	5.4%	(660)	bps
Adjusted EBITDA	$13.2	$27.4	$(14.2)		(51.8)%
Adjusted EBITDA margin	3.6%	7.2%	(360)	bps
n/m = not meaningful
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The decrease in net sales is primarily due to slower product category retail sales with an increasingly competitive landscape and high retail inventory levels limiting replenishment orders during the holiday season. Prior year pricing adjustments positively impacted net sales. Sales in EMEA were further impacted by the Russia-Ukraine war. Organic net sales decreased 15.1%, excluding acquisition sales of $67.8 million and unfavorable foreign currency impact of $25.7 million.
The decrease in operating income, adjusted EBITDA and margins is driven by lower volume, the sales of higher cost inventory accumulated in the prior year, and unfavorable foreign currency in EMEA, which were partially mitigated by cost savings from the reduction of operating expenses initiated in the prior year. Operating income was further impacted by incremental costs from the integration of the Tristar Business, and dissolution of Russia commercial operations.
Global Pet Care (GPC)

	Three Month Periods Ended
(in millions, except %)	January 1, 2023	January 2, 2022	Variance
Net sales	$277.5	$302.2	$(24.7)		(8.2)%
Operating income	22.7	12.3	10.4		84.6%
Operating income margin	8.2%	4.1%	410	bps
Adjusted EBITDA	$37.2	$38.7	$(1.5)		(3.9)%
Adjusted EBITDA margin	13.4%	12.8%	60	bps
The decrease in net sales was driven by higher retail inventory levels limiting replenishment orders and lower retail sales in hard good categories, primarily with pet specialty retailers, offset by new positive pricing adjustments in EMEA and the impact of prior year price increases. Sales and distribution for the chews & treats category continue to grow from prior year with declines in other hard goods and aquatic environments as compared to prior year elevated levels. EMEA sales were negatively impacted by unfavorable foreign exchange rates and lower aquatic sales offset by growth in companion animal sales including dog & cat food. Organic net sales decreased 3.6%, excluding unfavorable foreign currency impacts of $13.9 million.

Operating income and margin increased due to lower distribution costs compared to prior year disruptions, positive pricing adjustments and savings from prior year cost reduction initiatives, offset by lower volumes and unfavorable foreign currency impact. Adjusted EBITDA decreased due to lower volumes with margin increase due to pricing adjustments and operating expense savings.
Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	January 1, 2023	January 2, 2022	Variance
Net sales	$71.4	$75.3	$(3.9)		(5.2)%
Operating loss	(7.2)	(15.7)	8.5		(54.1)%
Operating loss margin	(10.1)%	(20.8)%	1,070	bps
Adjusted EBITDA	$(2.4)	$(7.3)	$4.9		(67.1)%
Adjusted EBITDA margin	(3.4)%	(9.7)%	630	bps
The net sales decrease was primarily driven by higher retail inventory reducing replenishment needs and lower early seasonal inventory investment across pest control product categories, offset by pricing adjustments
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initiated in the prior year. Cleaning products realized year-over-year growth with increased distribution and price increases following integration-related disruptions in the prior year.
Operating loss improvement with increases in adjusted EBITDA and margins were driven by pricing, operational performance and annualization of operating cost savings initiatives from the prior year, plus higher integration-related costs in the prior year following the Rejuvenate acquisition further benefiting operating income.
Liquidity and Debt
As of the end of the quarter, the Company had a cash balance of $228 million and $3,315 million of debt outstanding, consisting of $2,001 million of senior unsecured notes, $1,223 million of term loans and revolver draws and $91 million of finance leases.
Proforma net leverage at the end of the first quarter was 6.2 times, compared to 5.4 times at the end of the previous quarter. The Company entered into an amendment to the credit agreement to temporarily increase the maximum consolidated leverage ratio permitted from 6.0 to 1.0 to be no greater than 7.0 to 1.0 until the earliest of (i) September 29, 2023, or (ii) 10 business days after the closing of the HHI divestiture or the receipt of the related termination fee.
Fiscal 2023 Earnings Framework
Spectrum Brands now expects flat reported net sales in Fiscal 2023, with foreign exchange expected to have a negative impact based upon current rates. Fiscal 2023 adjusted EBITDA is still expected to increase by low double-digits.
From a capital structure perspective, the Company is targeting a long-term net leverage ratio of 2.0 - 2.5 times after full deployment of HHI sale proceeds.
Conference Call/Webcast Scheduled for 9:00 A.M. Eastern Time Today
Spectrum Brands will host an earnings conference call and webcast at 9:00 a.m. Eastern Time today, February 10, 2023. The live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands' website at www.spectrumbrands.com. Participants may register here. Instructions will be provided to ensure the necessary audio applications are downloaded and installed. Users can obtain these at no charge.
A replay of the live broadcast will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website.
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About Spectrum Brands Holdings, Inc.
Spectrum Brands Holdings is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, shaving and grooming products, personal care products, and small household appliances. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Tetra®, DreamBone®, SmartBones®, Nature’s Miracle®, 8-in-1®, FURminator®, Healthy-Hide®, Good Boy®, Meowee!®, OmegaOne®, Spectracide®, Cutter®, Repel®, Hot Shot®, Rejuvenate®, Black Flag®, Liquid Fence®, Remington®, George Foreman®, Russell Hobbs®, Black+Decker®, PowerXL®, Emeril Lagasse®, and Copper Chef®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™
Non-GAAP Measurements
Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods.  Within this document, including the tables that follow, reference is made to organic net sales, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, and adjusted earnings per share (EPS). Management believes that organic net sales provide for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of foreign currency exchange fluctuations and the impact of acquisitions (when applicable) when there is no comparable sales in the prior period.  Organic sales growth is calculated by comparing organic net sales to net sales in the prior comparative period.  The effect of changes in foreign currency exchange rates is determined by translating the period’s net sales using the foreign currency exchange rates that were in effect during the prior comparative period. Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, because interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure for determining the Company's debt covenant compliance. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  Adjusted EBITDA margin reflects adjusted EBITDA as a percentage of net sales. Management uses adjusted diluted EPS as a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next.  An income tax adjustment is included in adjusted diluted EPS to exclude the impact of the valuation allowance against deferred taxes and other tax-related items in order to reflect a normalized ongoing effective tax rate of 25.0%. The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company's management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company's GAAP financial results and should be read in conjunction with those GAAP results. Supplemental tables have been provided within the Appendix to this document to demonstrate reconciliation of non-GAAP measurements to the most comparable GAAP measure.
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Forward-Looking Statements
We have made or implied certain forward-looking statements in this document. All statements, other than statements of historical facts included or incorporated by reference in this document, including, without limitation, statements or expectations regarding our business strategy, future operations, financial condition, estimated revenues, projected costs, earnings power, projected synergies, prospects, plans and objectives of management, outcome of any litigation and information concerning expected actions of third parties are forward-looking statements. When used in this document, the words future, anticipate, pro forma, seek, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, earnings framework, goal, target, could, would, will, can, should, may and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the COVID-19 pandemic, economic, social and political conditions or civil unrest, terrorist attacks, acts of war, natural disasters, other public health concerns or unrest in the United States or the international markets impacting our business, customers, employees (including our ability to retain and attract key personnel), manufacturing facilities, suppliers, capital markets, financial condition and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the impact of a number of local, regional and global uncertainties could negatively impact our business; (3) the negative effect of the armed conflict between Russia and Ukraine and its impact on those regions and surrounding regions, including on our operations and on those of our customers, suppliers and other stakeholders; (4) our increased reliance on third-party partners, suppliers and distributors to achieve our business objectives; (5) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring and optimization activities, including distribution center changes which are complicated and involve coordination among a number of stakeholders, including our suppliers and transportation and logistics handlers; (6) the impact of our indebtedness and financial leverage position on our business, financial condition and results of operations; (7) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (8) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (9) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (10) the impact of fluctuations in transportation and shipment costs, fuel costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (11) interest rate fluctuations; (12) changes in foreign currency exchange rates that may impact our purchasing power, pricing and margin realization within international jurisdictions; (13) the loss of, significant reduction in or dependence upon, sales to any significant retail customer(s), including their changes in retail inventory levels and management thereof; (14) competitive promotional activity or spending by competitors, or price reductions by competitors; (15) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (16) changes in consumer spending preferences and demand for our products, particularly in light of economic stress and the COVID-19 pandemic; (17) our ability to develop and
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successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (18) our ability to successfully identify, implement, achieve and sustain productivity improvements, cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (19) the seasonal nature of sales of certain of our products; (20) the impact weather conditions may have on the sales of certain of our products; (21) the effects of climate change and unusual weather activity as well as our ability to respond to future natural disasters and pandemics and to meet our environmental, social and governance goals; (22) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (23) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (24) the impact of existing, pending or threatened litigation, government regulation or other requirements or operating standards applicable to our business; (25) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (26) changes in accounting policies applicable to our business; (27) our discretion to adopt, conduct, suspend or discontinue any share repurchase program (including our discretion to conduct purchases, if any, in a variety of manners including open-market purchases or privately negotiated transactions); (28) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (29) our ability to consummate the announced Hardware and Home Improvement ("HHI") divestiture on the expected terms and within the anticipated time period, or at all, which is dependent on the parties' ability to satisfy certain closing conditions and our ability to realize the benefits of the transaction, including reducing the financial leverage of the Company, investing in the organic growth of the Company, funding any future acquisitions, returning capital to shareholders and/or maintaining our quarterly dividends; (30) our ability to overcome, or timely overcome, the U.S. Department of Justice's  complaint to enjoin the proposed acquisition of the Company's HHI business by ASSA ABLOY ("ASSA"), including ASSA's ability to complete the dispositions that it has proposed to resolve all the alleged competitive concerns (i.e., the disposition of its Emtek business and its smart residential business in the U.S. and Canada); (31) the risk that regulatory approvals that are required to complete the proposed HHI divestiture may not be realized, may take longer than expected or may impose adverse conditions; (32) our ability to successfully integrate the February 18, 2022, acquisition of the home appliances and cookware products business from Tristar Products, Inc. into the Company's Home and Personal Care ("HPC") business and realize the benefits of this acquisition; (33) our ability to separate the Company's HPC business and create an independent Global Appliances business on expected terms, and within the anticipated time period, or at all, and to realize the potential benefits of such business; (34) our ability to create a pure play consumer products company composed of our Global Pet Care and Home & Garden business and to realize the expected benefits of such creation, and within the anticipated time period, or at all; (35) our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance; (36) the impact of actions taken by significant stockholders; and (37) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles.

Some of the above-mentioned factors are described in further detail in the sections entitled Risk Factors in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the end of the period covered by this document, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since that date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission , we undertake no obligation to
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publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.
# # #
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended
(in millions, except per share amounts)	January 1, 2023	January 2, 2022
Net sales	$713.3	$757.2
Cost of goods sold	511.4	537.9
Gross profit	201.9	219.3
Selling	131.3	146.3
General and administrative	84.6	89.2
Research and development	6.2	7.6
Total operating expenses	222.1	243.1
Operating loss	(20.2)	(23.8)
Interest expense	33.4	21.8
Other non-operating (income) expense, net	(1.5)	0.6
Loss from continuing operations before income taxes	(52.1)	(46.2)
Income tax benefit	(12.1)	(16.0)
Net loss from continuing operations	(40.0)	(30.2)
Income from discontinued operations, net of tax	19.5	38.8
Net (loss) income	(20.5)	8.6
Net income from continuing operations attributable to non-controlling interest	0.3	—
Net income from discontinued operations attributable to non-controlling interest	0.1	0.4
Net (loss) income attributable to controlling interest	$(20.9)	$8.2
Amounts attributable to controlling interest
Net loss from continuing operations attributable to controlling interest	$(40.3)	$(30.2)
Net income from discontinued operations attributable to controlling interest	19.4	38.4
Net (loss) income attributable to controlling interest	$(20.9)	$8.2
Earnings Per Share
Basic earnings per share from continuing operations	$(0.99)	$(0.73)
Basic earnings per share from discontinued operations	0.48	0.93
Basic earnings per share	$(0.51)	$0.20
Diluted earnings per share from continuing operations	$(0.99)	$(0.73)
Diluted earnings per share from discontinued operations	0.48	0.93
Diluted earnings per share	$(0.51)	$0.20
Weighted Average Shares Outstanding
Basic	40.9	41.3
Diluted	40.9	41.3
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Three Month Periods Ended
(in millions)	January 1, 2023	January 2, 2022
Cash flows from operating activities
Net cash used by operating activities from continuing operations	$(57.0)	$(255.8)
Net cash used by operating activities from discontinued operations	(7.2)	(15.3)
Net cash used by operating activities	(64.2)	(271.1)
Cash flows from investing activities
Purchases of property, plant and equipment	(10.0)	(14.1)
Proceeds from disposal of property, plant and equipment	—	0.1
Net cash used by investing activities from continuing operations	(10.0)	(14.0)
Net cash used by investing activities from discontinued operations	(3.6)	(5.0)
Net cash used by investing activities	(13.6)	(19.0)
Cash flows from financing activities
Payment of debt	(3.3)	(3.2)
Proceeds from issuance of debt	90.0	465.0
Payment of debt issuance costs	(2.3)	—
Treasury stock purchases	—	(110.0)
Dividends paid to shareholders	(17.1)	(17.3)
Share based award tax withholding payments, net of proceeds upon vesting	(10.5)	(24.5)
Net cash provided by financing activities from continuing operations	56.8	310.0
Net cash used by financing activities from discontinued operations	(0.4)	(0.4)
Net cash provided by financing activities	56.4	309.6
Effect of exchange rate changes on cash and cash equivalents	5.7	(2.5)
Net change in cash, cash equivalents and restricted cash in continuing operations	(15.7)	17.0
Cash, cash equivalents, and restricted cash, beginning of period	243.9	190.0
Cash, cash equivalents, and restricted cash, end of period	$228.2	$207.0
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	January 1, 2023	September 30, 2022
Assets
Cash and cash equivalents	$228.0	$243.7
Trade receivables, net	269.8	247.4
Other receivables	121.1	95.7
Inventories	702.3	780.6
Prepaid expenses and other current assets	48.3	51.2
Current assets of business held for sale	1,811.1	1,816.7
Total current assets	3,180.6	3,235.3
Property, plant and equipment, net	264.2	263.8
Operating lease assets	78.6	82.5
Deferred charges and other	66.6	38.7
Goodwill	965.0	953.1
Intangible assets, net	1,210.8	1,202.2
Total assets	$5,765.8	$5,775.6
Liabilities and Shareholders' Equity
Current portion of long-term debt	$12.5	$12.3
Accounts payable	365.2	453.1
Accrued wages and salaries	26.4	28.4
Accrued interest	49.1	27.6
Other current liabilities	201.1	203.0
Current liabilities of business held for sale	427.0	463.7
Total current liabilities	1,081.3	1,188.1
Long-term debt, net of current portion	3,267.7	3,144.5
Long-term operating lease liabilities	52.5	56.0
Deferred income taxes	62.7	60.1
Other long-term liabilities	62.2	57.8
Total liabilities	4,526.4	4,506.5
Shareholders' equity	1,232.8	1,263.2
Non-controlling interest	6.6	5.9
Total equity	1,239.4	1,269.1
Total liabilities and equity	$5,765.8	$5,775.6
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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
NET SALES AND ORGANIC NET SALES
The following is a summary of net sales by segment for the three month periods ended January 1, 2023 and January 2, 2022:

	Three Month Periods Ended
(in millions, except %)	January 1, 2023	January 2, 2022	Variance
HPC	$364.4	$379.7	$(15.3)	(4.0)%
GPC	277.5	302.2	(24.7)	(8.2)%
H&G	71.4	75.3	(3.9)	(5.2)%
Net Sales	$713.3	$757.2	(43.9)	(5.8)%
We define organic net sales as reported net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rate and acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to reported net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the period’s net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period. The following is a reconciliation of reported sales to organic sales for the three month period ended January 1, 2023 compared to reported net sales for the three month periods ended January 2, 2022:

	January 1, 2023
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales	Net Sales January 2, 2022	Variance
HPC	$364.4	$25.7	$390.1	$(67.8)	$322.3	$379.7	$(57.4)	(15.1)%
GPC	277.5	13.9	291.4	—	291.4	302.2	(10.8)	(3.6)%
H&G	71.4	—	71.4	—	71.4	75.3	(3.9)	(5.2)%
Total	$713.3	$39.6	$752.9	$(67.8)	$685.1	$757.2	(72.1)	(9.5)%

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization) is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects ongoing operating performance and trends of our segments excluding certain non-cash based expenses and non-recurring items during each of the comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Further, adjusted EBITDA is a measure used for determining the Company’s debt covenant. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense from intangible assets from net income. Adjusted EBITDA further excludes the following:
•Stock based compensation costs consist of costs associated with long-term incentive compensation arrangements that generally consist of non-cash, stock-based compensation;
•Incremental amounts attributable to strategic transactions and business development initiatives including, but not limited to, the acquisition or divestitures of a business, costs to effect and facilitate a transaction, including such cost to integrate or separate the respective business. These amounts are excluded from our performance metrics as they are reflective of incremental investment by the Company towards business development activities, incremental costs attributable to such transactions and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Incremental amounts realized towards restructuring and optimization projects including, but not limited to, costs towards the development and implementation of strategies to optimize operations and improve efficiency, reduce costs, increase revenues, increase or maintain our current profit margins, including recognition of one-time exit or disposal costs. These amounts are excluded from our ongoing performance metrics as they are reflective of incremental investment by the Company towards significant initiatives controlled by management, incremental costs directly attributable to such initiatives, indirect impact or disruption to operating performance during implementation, and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Unallocated shared costs associated with discontinued operations from certain shared and center-led administrative functions the Company's business units excluded from income from discontinued operations as they are not a direct cost of the discontinued business but a result of indirect allocations, including but not limited to, information technology, human resources, finance and accounting, supply chain, and commercial operations. Amounts attributable to unallocated shared costs would be mitigated through subsequent strategic or restructuring initiatives, transition services agreements, elimination of extraneous costs, or re-allocations or absorption of existing continuing operations following the completed sale of the discontinued operations;
•Non-cash purchase accounting adjustments recognized in earnings from continuing operations subsequent to an acquisition, including, but not limited to, the costs attributable to the step-up in inventory value and the incremental value in operating lease assets with below market rent, among others;
•Non-cash gain from the reduction in the contingent consideration liability recognized during the three month period ended January 1, 2023 associated with the Tristar Business acquisition in the prior year on February 18, 2022;
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations;
•Impact from the early settlement of foreign currency cash flow hedges in the prior year, resulting in subsequent assumed losses at the original stated maturities of foreign currency cash flow hedges in our EMEA region that were settled early in the prior year due to changes in the Company's legal entity organization structure and forecasted purchasing strategy of HPC finished goods inventory within the region, resulting in the recognition of excluded gains in the prior year intended to mitigate cost through the year ending September 30, 2023.
•Incremental costs recognized by the HPC segment attributable to the realization of product recalls initiated by the Company in the prior year.
•Incremental reserves for non-recurring litigation or environmental remediation activity including the proposed settlement on outstanding litigation matters at our H&G division attributable to significant and unusual nonrecurring claims with no previous history or precedent with remeasurements during the three month period ended January 2, 2022; and
•Other adjustments are primarily attributable to (1) costs associated with Salus as they are not considered a component of the continuing commercial products company; (2) key executive severance related costs; (3) insurable losses and cost recovery associated with hurricane damages at a key supplier of our Glofish business and loss realized from misapplied funds during the three month period ended January 1, 2023.
Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales for the respective periods.

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the three month period ended January 1, 2023.

(in millions, except %)	HPC	GPC	H&G	Corporate	Consolidated
Net (loss) income from continuing operations	$(4.2)	$23.0	$(7.2)	$(51.6)	$(40.0)
Income tax benefit	—	—	—	(12.1)	(12.1)
Interest expense	—	—	—	33.4	33.4
Depreciation	3.2	3.7	1.8	3.5	12.2
Amortization	2.1	5.5	2.8	—	10.4
EBITDA	1.1	32.2	(2.6)	(26.8)	3.9
Share based compensation	—	—	—	3.3	3.3
Tristar integration	5.7	—	—	—	5.7
HHI divestiture	—	—	—	1.5	1.5
HPC separation initiatives	—	—	—	2.4	2.4
Coevorden operations separation	—	1.3	—	—	1.3
Fiscal 2022 restructuring	—	—	0.2	0.4	0.6
Global ERP transformation	—	—	—	1.6	1.6
HPC brand portfolio transitions	1.0	—	—	—	1.0
Russia closing initiatives	2.9	—	—	—	2.9
Other project costs	—	0.8	—	2.3	3.1
Unallocated shared costs	—	—	—	6.3	6.3
Non-cash purchase accounting adjustments	0.5	—	—	—	0.5
Gain from remeasurement of contingent consideration liability	(1.5)	—	—	—	(1.5)
Early settlement of foreign currency cash flow hedges	2.6	—	—	—	2.6
HPC product recall	0.3	—	—	—	0.3
Salus and other	0.6	2.9	—	0.8	4.3
Adjusted EBITDA	$13.2	$37.2	$(2.4)	$(8.2)	$39.8
Net sales	$364.4	$277.5	$71.4	$—	$713.3
Adjusted EBITDA margin	3.6%	13.4%	(3.4)%	—	5.6%

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the three month period ended January 2, 2022.

(in millions, except %)	HPC	GPC	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$19.0	$11.7	$(15.8)	$(45.1)	$(30.2)
Income tax benefit	—	—	—	(16.0)	(16.0)
Interest expense	—	—	—	21.8	21.8
Depreciation	3.1	3.5	1.8	3.8	12.2
Amortization	4.7	5.7	2.9	—	13.3
EBITDA	26.8	20.9	(11.1)	(35.5)	1.1
Share based compensation	—	—	—	5.6	5.6
Tristar acquisition	—	—	—	1.7	1.7
Rejuvenate integration	—	—	4.3	—	4.3
Armitage integration	—	0.7	—	—	0.7
Omega integration	—	0.9	—	—	0.9
HPC separation initiatives	—	—	—	1.7	1.7
HHI divestiture	—	—	—	4.3	4.3
Coevorden operations separation	—	3.2	—	—	3.2
Global ERP transformation	—	—	—	2.9	2.9
GPC distribution center transition	—	12.8	—	—	12.8
Global productivity improvement program	0.5	0.2	—	1.1	1.8
Other project costs	0.1	—	—	2.0	2.1
Unallocated shared costs	—	—	—	6.8	6.8
Legal and environmental remediation reserves	—	—	(0.5)	—	(0.5)
Salus and other	—	—	—	(0.1)	(0.1)
Adjusted EBITDA	$27.4	$38.7	$(7.3)	$(9.5)	$49.3
Net Sales	$379.7	$302.2	$75.3	$—	$757.2
Adjusted EBITDA margin	7.2%	12.8%	(9.7)%	—	6.5%

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS
We define adjusted diluted earnings per share (EPS) as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. Adjustments to diluted EPS include the following:
•Incremental amounts attributable to strategic transactions and business development initiatives including, but not limited to, the acquisition or divestitures of a business, costs to effect and facilitate a transaction, including such cost to integrate or separate the respective business. These amounts are excluded from our performance metrics as they are reflective of incremental investment by the Company towards business development activities, incremental costs attributable to such transactions and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Incremental amounts realized towards restructuring and optimization projects including, but not limited to, costs towards the development and implementation of strategies to optimize operations and improve efficiency, reduce costs, increase revenues, increase or maintain our current profit margins, including recognition of one-time exit or disposal costs. These amounts are excluded from our ongoing performance metrics as they are reflective of incremental investment by the Company towards significant initiatives controlled by management, incremental costs directly attributable to such initiatives, indirect impact or disruption to operating performance during implementation, and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Unallocated shared costs associated with discontinued operations from certain shared and center-led administrative functions the Company's business units excluded from income from discontinued operations as they are not a direct cost of the discontinued business but a result of indirect allocations, including but not limited to, information technology, human resources, finance and accounting, supply chain, and commercial operations. Amounts attributable to unallocated shared costs would be mitigated through subsequent strategic or restructuring initiatives, transition services agreements, elimination of extraneous costs, or re-allocations or absorption of existing continuing operations following the completed sale of the discontinued operations;
•Non-cash purchase accounting adjustments recognized in earnings from continuing operations subsequent to an acquisition, including, but not limited to, the costs attributable to the step-up in inventory value and the incremental value in operating lease assets with below market rent, among others;
•Non-cash gain from the reduction in the contingent consideration liability recognized during the three month period ended January 1, 2023 associated with the Tristar Business acquisition in the prior year on February 18, 2022;
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations;
•Impact from the early settlement of foreign currency cash flow hedges in the prior year, resulting in subsequent assumed losses at the original stated maturities of foreign currency cash flow hedges in our EMEA region that were settled early in the prior year due to changes in the Company's legal entity organization structure and forecasted purchasing strategy of HPC finished goods inventory within the region, resulting in the recognition of excluded gains in the prior year intended to mitigate costs through the year ending September 30, 2023.
•Incremental costs recognized by the HPC segment attributable to the realization of product recalls initiated by the Company in the prior year.
•Incremental interest costs realized during the three month period ended January 1, 2023 for fees paid towards the amendment to the credit agreement to temporarily increase the maximum consolidated leverage ratio permitted from 6.0 to 1.0 to be no greater than 7.0 to 1.0 until the earliest of (i) September 29, 2023, or (ii) 10 business days after the closing of the HHI divestiture or the receipt of the related termination fee.
•Incremental reserves for non-recurring litigation or environmental remediation activity including the proposed settlement on outstanding litigation matters at our H&G division attributable to significant and unusual nonrecurring claims with no previous history or precedent with remeasurements during the three month period ended January 2, 2022;
•Other adjustments are primarily attributable to (1) costs associated with Salus as they are not considered a component of the continuing commercial products company; (2) key executive severance related costs; (3) insurable losses and cost recovery associated with hurricane damages at a key supplier of our Glofish business and loss realized from misapplied funds during the three month period ended January 1, 2023; and
•Income tax adjustment to diluted EPS is to exclude the impact of adjusting the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate of 25.0% for the three month periods ended January 1, 2023 and January 2, 2022 based upon enacted corporate tax rate in the United States.

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS (continued)
The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations for the three month periods ended January 1, 2023 and January 2, 2022.

	Three Month Periods Ended
	January 1, 2023	January 2, 2022
Diluted EPS from continuing operations, as reported	$(0.99)	$(0.73)
Adjustments:
Tristar acquisition and integration	0.14	0.04
HHI divestiture	0.04	0.10
HPC separation initiatives	0.06	0.04
Coevorden operations separation	0.03	0.08
Rejuvenate integration	—	0.10
Armitage integration	—	0.02
Omega integration	—	0.02
Fiscal 2022 restructuring	0.01	—
Global ERP transformation	0.04	0.07
HPC brand portfolio transitions	0.02	—
Russia closing initiatives	0.07	—
GPC distribution center transition	—	0.31
Global productivity improvement program	—	0.04
Other project costs	0.08	0.06
Unallocated shared costs	0.15	0.17
Non-cash purchase accounting adjustments	0.01	—
Gain from remeasurement contingent consideration liability	(0.04)	—
Early settlement of foreign currency cash flow hedges	0.06	—
HPC product recalls	0.01	—
Debt amendment costs	0.06	—
Legal and environmental	—	(0.01)
Salus and other	0.12	—
Pre-tax adjustments	$0.86	$1.04
Income tax adjustment	(0.19)	(0.37)
Total adjustments	$0.67	$0.67
Diluted EPS from continuing operations, as adjusted	$(0.32)	$(0.06)

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